UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2011

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report) N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 30, 2011, ACI Worldwide, Inc. (“ACI”) announced that it has launched an exchange offer through its wholly owned subsidiary, Antelope Investment Co. LLC, a Delaware limited liability company (“Antelope Investment”), to acquire 100% of the outstanding shares of S1 Corporation (“S1”) common stock (the “S1 Shares”) (the “Exchange Offer”). Based on the $30.49 closing trading price per share of ACI common stock (the “ACI Shares”) on August 29, 2011, the last trading day prior to the announcement of the Exchange Offer, the relative value of the cash-stock consideration reflected by the Exchange Offer consisted of $6.20 in cash and $3.24 in ACI Shares per S1 Share as of such date, or an aggregate value of $9.44 per S1 Share as of such date, assuming full proration.
     S1 is currently party to an Agreement and Plan of Merger and Reorganization, by and among, S1, Finland Holdings (2011) Ltd., a company organized under the laws of Israel and a wholly-owned direct subsidiary of S1, and Fundtech Ltd., a company organized under the laws of Israel.
     The Board of Directors of ACI has unanimously approved the launch of the Exchange Offer.
     A copy of the press release announcing the launch of the Exchange Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety. The description contained herein of the Exchange Offer and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Exchange Offer.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	ACI Press Release, dated August 30, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 30, 2011

ACI WORLDWIDE, INC.
By:	/s/ Dennis P. Byrnes
	Name:	Dennis P. Byrnes
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	ACI Press Release, dated August 30, 2011.